EXHIBIT 1.3
CONSENT OF DELOITTE & TOUCHE

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-13146 of Abbey National plc on Form F-3 of our report dated 25 February 2003, relating to the consolidated financial statements of Abbey National plc, appearing in the Annual Report on Form 20-F of Abbey National plc for the year ended 31 December 2002.

Deloitte & Touche
Chartered Accountants
London, England

7 March 2003